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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Restrac, Inc.:



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



                                            ARTHUR ANDERSEN LLP



Boston, Massachusetts


June 13, 1996